SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934







Date of Report (Date of earliest event reported)  May 28, 1996
                                                  ------------


                     INTERNATIONAL STANDARDS GROUP, LIMITED
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                  0-20922              75-2274730
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(State or other jurisdiction    (Commission          (I.R.S. Employer
       of incorporation)         File Number)         Identification No.)



3200 North Military Trail, Suite 210, Boca Raton, FL            33431
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (407) 997-5880



                                 Not Applicable
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          (Former name or former address, if changed since last report)





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ITEM 5 - OTHER EVENTS

         On May 28, 1996, the Company entered into an Agreement and Plan of Reorganization for the acquisition of all of the outstanding capital stock of Total National TeleCommunications, Inc. (d/b/a Total World Telecom) ("Total"). Under the terms of the stock exchange, the shareholders of Total would receive shares of newly created series of preferred stock of the Company which would be convertible into shares of Common Stock of the Company based upon fulfillment of certain financial criteria established by the Company and Total subsequent to the completion of the acquisition and the price of the Company's stock at the time of conversion. The Series M and Series N Preferred Stock established pursuant to the exchange will carry a cumulative dividend of 2.7% of the stated value of the preferred stock which the Company would be required to pay until such time as the Company's Registration Statement relating to resale of certain of the shares of Common Stock underlying the Series of Preferred Stock is registered under the Securities Act of 1933. The Company and Total expect the Agreement and Plan of Reorganization to be consummated during June 1996, at which time the Company will advance $5,000,000 for the working capital needs of Total.

         Total, which was organized in October 1991 is based in Houston, Texas. The Company is a Tier II switch-based interexchange carrier which utilizes state-of-the-art digital and fiber optic facilities, including five Siemens Stromberg-Carlson DCO tandem switches located in New York, Chicago, Los Angeles, Atlanta and Houston. In addition, TWT has deployed SS7 signaling throughout its network in order to assure prompt, clear connections at a competitive price. The Company's Operations Command Center is also in Houston. The Company through long-term contracts provides origination and termination long distance services to Tier III and Tier IV, switchless resellers. For the nine months ended September 30, 1995, Total had aggregate revenues of $22,796,807, gross profit of $6,310,287 and a net loss of $773,918. Total's revenues have grown from $7,000,344 for the year ended December 31, 1993 and from $13,533,960 for the year ended December 31, 1994. Based on the revenues for the four months ending April 30, 1996, Total estimates the revenues to be approximately $71 million for calendar year 1996, with an EBIT of approximately $7.56 million profit. Total's management team consisting of Donald Booth, Steve Reemts and Larry Ashworth will remain with Total following the acquisition and will occupy senior principal positions with the Company once the acquisition is consummated.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS

         (a)      Agreement and Plan of Reorganization








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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNATIONAL STANDARDS GROUP,
                                               LIMITED


                                            By:/s/ Joseph L. Lents
                                               ---------------------------
                                               Joseph L. Lents, President
                                               and Chief Executive Officer



































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